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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in the Registration Statement on Form F-4 of Kinross Gold Corporation ("Kinross") of our report dated April 16, 2003, except for Note 19(c), which is as of April 28, 2003 and Note 19(b), which is as of May 5, 2003 with respect to the consolidated financial statements of TVX Gold Inc. for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Form F-4.



/S/ PRICEWATERHOUSECOOPERS LLP


Chartered Accountants
Toronto, Canada
December 22, 2003